UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 8, 2014

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mr. Colin Stevenson and Appointment of Mr. John O. Muse

On December 8, 2014, Darling Ingredients Inc. (the “Company”) announced that, effective December 8, 2014, Colin Stevenson has resigned from his position as the Company’s Executive Vice President - Global Finance and Administration in order to pursue other opportunities. Compensation terms relating to Mr. Stevenson’s departure have not yet been finalized.

Effective as of December 8, 2014, John O. Muse, the Company’s former Chief Financial Officer and current Chief Synergy Officer, will reassume his role as the Company’s Chief Financial Officer. Mr. Muse will report to Randall C. Stuewe, the Company’s Chief Executive Officer. A copy of the press release announcing Mr. Stevenson’s resignation and Mr. Muse’s appointment is filed as Exhibit 99.1 to this Form 8-K.

Mr. Muse, age 66, served as the Company’s Chief Financial Officer from October 1997 until September 2012. He served as the Company’s Executive Vice President - Chief Administrative Officer from September 2012 until December 28, 2013, at which time he became the Company’s Chief Synergy Officer.
Compensation Arrangements with Mr. Muse

Mr. Muse’s annual base salary will be $500,000 effective January 1, 2015. In addition, the Company will enter into a Senior Executive Termination Benefits Agreement with Mr. Muse (the “Termination Benefits Agreement”) in the form attached hereto as Exhibit 10.1, which is substantially the same form as the agreement the Company had in place with Mr. Muse when he served as Chief Financial Officer before. Set forth below is a brief description of the material terms and conditions of the Termination Benefits Agreement. The summary set forth below is not intended to be complete and is qualified in its entirety by reference to the full text of the form of Termination Benefits Agreement attached hereto as Exhibit 10.1.

•
Pursuant to the Termination Benefits Agreement, the Company must provide Mr. Muse certain benefits (discussed below) upon any termination of his employment except (i) termination by reason of the voluntary resignation by Mr. Muse (other than resignation for “good reason” following a change in control), (ii) termination for cause (as defined in the Termination Benefits Agreement) or (iii) termination upon normal retirement (as defined in the Termination Benefits Agreement) by Mr. Muse. Neither permanent nor long-term disability status nor the death of Mr. Muse is deemed a termination for purposes of the Termination Benefits Agreement. Termination with the exceptions set forth above is referred to herein as an “Eligible Termination Event.”

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Subject to the mitigation provisions discussed below and Mr. Muse’s execution of a release of claims in respect of his employment with the Company, the Company must provide Mr. Muse the following benefits upon an Eligible Termination Event: (i) (A) periodic payment in the amount of Mr. Muse’s then-effective base salary until Mr. Muse has been paid one and one-half times his annual base salary at the highest rate in effect in the preceding twelve months (the “Termination Payment Amount”) or (B) in the case of a change in control (as defined in the Termination Benefits Agreement), if within twelve months following such change in control either the Company terminates Mr. Muse’s employment without cause or Mr. Muse resigns for “good reason” (a “Change in Control Termination”), a lump sum payment, within thirty days of the date of termination or resignation, equal to three times Mr. Muse’s annual base salary at the highest rate in effect in the preceding twelve months, (ii) any accrued vacation pay due but not yet taken at the date of the Eligible Termination Event, (iii) continued participation (including dependent coverage) in life and disability plans, and certain other similar benefits of the Company (or similar benefits provided by the Company) (the “Benefits”) in effect immediately prior to the date of termination for a period of eighteen months from the date of termination, or thirty-six months in the case of a Change in Control Termination, to the extent allowed under the applicable policies, and (iv) an amount equal to the applicable COBRA premium rate, if any, for a period of eighteen (18) months from the Termination Date, or thirty-six (36) months in the case of a Change in Control Termination, for health, dental and other similar COBRA coverage for Mr. Muse and his eligible dependents (such payments to be includible in Mr. Muse’s gross income).

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“Good reason” is defined to be limited to material adverse changes to Mr. Muse's terms and conditions of employment, including (1) any material diminution of Mr. Muse's authority, duties or responsibilities; (2) any material diminution in Mr. Muse's base salary or incentive or bonus award opportunities; (3) any material change in the geographic location at which Mr. Muse must perform his duties for the Company; or (4) any action or inaction that constitutes a material breach by the Company of the Termination Benefits Agreement. To claim good reason, Mr. Muse must provide timely notice to the Company which will then have an opportunity to cure the conditions claimed to create good reason.

•	Mr. Muse is not entitled to any bonus under any Company executive bonus plan for the year in which the Eligible Termination Event occurs.

•
In addition, upon an Eligible Termination Event, the Company will engage an outplacement counseling service of national reputation, at its own expense, to assist Mr. Muse in obtaining employment until the earliest of (i) two years from the date of the Eligible Termination Event, (ii) such date as Mr. Muse obtains employment or (iii) Company expenses related thereto equal $10,000.

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Mr. Muse is required to mitigate any Termination Payment Amount paid under the Termination Benefits Agreement by seeking other comparable employment as promptly as practicable after the Eligible Termination Event. Such Termination Payment Amount due under the Termination Benefits Agreement will be offset against or reduced by any amount earned from such other employment. The Benefits will terminate upon Mr. Muse’s obtaining such other employment.

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The initial term of the Termination Benefits Agreement expires on December 31, 2015 (the “Term”); provided, however, that the Term shall automatically extend for successive one (1) year periods on December 31, 2015 and each anniversary thereof, unless Mr. Muse’s employment is terminated prior thereto or the Company provides written notice to Mr. Muse of the Company’s intention not to extend the Term at least six (6) months prior to the applicable extension date.

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The Termination Benefits Agreement also contains obligations on Mr. Muse’s part regarding nondisclosure of confidential information, return of Company property, non-solicitation of employees during employment and for a period of one year following the termination of employment for any reason, non-disparagement of the Company and its business and continued cooperation in certain matters involving the Company.

In addition, Mr. Muse is already a party to the Company’s standard form of Indemnification Agreement for directors and executive officers.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Form of Senior Executive Termination Benefits Agreement between Darling Ingredients Inc. and John O. Muse.

99.1	Press Release dated December 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: December 9, 2014	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Senior Executive Termination Benefits Agreement between Darling Ingredients Inc. and John O. Muse.

99.1	Press Release dated December 8, 2014.